UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Merrimack Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

MERRIMACK PHARMACEUTICALS, INC.

One Broadway, 14th Floor

Cambridge, MA 02142

August [    ], 2019

Dear Merrimack Pharmaceuticals, Inc. Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Wednesday, September 11, 2019, beginning at 9:00 a.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote “FOR” each of the director nominees in Proposal 1 (Gary L. Crocker, Ulrik B. Nielsen, Ana Radeljevic and Russell T. Ray), “FOR” Proposal 2 (“say-on-pay”) and “FOR” Proposal 3 (ratification of our independent auditors).

We have received notice from JFL Partners Fund LP, a Delaware limited partnership (“JFL”), which purports to beneficially own approximately 18.7% of the Company’s common stock, expressing the intention of JFL to nominate four (4) nominees for election to our board of directors at the 2019 Annual Meeting in opposition to the four (4) director candidates our board of directors has nominated.

Our board of directors does not endorse any of JFL’s nominees and unanimously recommends that you cause your shares to be voted “FOR” each of the nominees proposed by our board of directors using only the WHITE proxy card or by following the instructions to submit a proxy for your shares over the Internet or by telephone or by voting in person at the 2019 Annual Meeting.

Our board of directors strongly urges you NOT to sign or return any proxy card or voting instruction form that the JFL Group may send to you, even as a protest vote against the JFL Group or any of JFL’s nominees. Even a “WITHHOLD” vote with respect to JFL’s nominees on its proxy card will cancel any previously submitted WHITE proxy card vote. If you do sign a proxy card sent to you by the JFL Group, however, you have the right to change your vote by using the enclosed WHITE proxy card or by submitting a proxy over the Internet or by telephone or voting in person at the 2019 Annual Meeting. Only the latest dated, valid proxy you submit will be counted.

Your vote is important. We look forward to seeing you at the 2019 Annual Meeting.

Very truly yours,

Gary L. Crocker
President

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

MERRIMACK PHARMACEUTICALS, INC.

One Broadway, 14th Floor

Cambridge, MA 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Wednesday, September 11, 2019

The 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Merrimack Pharmaceuticals, Inc., a Delaware corporation (“Merrimack” or the “Company”), will be held on Wednesday, September 11, 2019, at 9:00 a.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, to consider and act upon the following matters:

1.	To elect four directors for a one year term, to hold office until the 2020 Annual Meeting of Stockholders;

2.	To hold a non-binding, advisory vote on executive compensation;

3.	To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof.

We have received notice from JFL Partners Fund LP, a Delaware limited partnership (“JFL”), which purports to beneficially own approximately 18.7% of the Company’s common stock, expressing the intention of JFL to nominate four (4) nominees for election to our board of directors at the 2019 Annual Meeting in opposition to the four (4) director candidates our board of directors has nominated. We do not endorse the election of any of the JFL nominees as a director. You may receive proxy solicitation materials from JFL and/or other participants in its proxy solicitation (collectively, the “JFL Group”) or other persons or entities affiliated with the JFL Group, including an opposition proxy statement and proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the JFL Group contained in any proxy solicitation materials filed or disseminated by the JFL Group or any other statements that the JFL Group may otherwise make.

Our board of directors does not endorse any of JFL’s nominees and unanimously recommends that you vote “FOR” each of the nominees proposed by our board of directors using only the WHITE proxy card or by following the instructions to vote your shares over the Internet, by telephone or in person at the 2019 Annual Meeting.

Our board of directors strongly urges you NOT to sign or return any proxy card or voting instruction form that the JFL Group may send to you, even as a protest vote against the JFL Group or any of JFL’s nominees. Even a “WITHHOLD” vote with respect to JFL’s nominees on its proxy card will cancel any previously submitted WHITE proxy card vote. If you do sign a proxy card sent to you by the JFL Group, however, you have the right to change your vote by using the enclosed WHITE proxy card or by submitting a proxy over the Internet or by telephone or voting in person at the 2019 Annual Meeting. Only the latest dated, valid proxy you submit will be counted.

Your vote is important. Whether or not you expect to be present, please sign, date and return the enclosed WHITE proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States. In addition to mailing in your proxy card, you may submit a proxy over the Internet or by telephone. The instructions for submitting a proxy over the Internet or by telephone are provided on your proxy card.

Stockholders of record at the close of business on July 19, 2019 will be entitled to notice of and to vote at the 2019 Annual Meeting or any adjournment or postponement thereof. This Notice, the accompanying Proxy Statement and a form of proxy card are being mailed beginning on or about August [    ], 2019 to all stockholders entitled to vote at the 2019 Annual Meeting.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor: Morrow Sodali, LLC, toll free at (800) 662-5200.

By Order of the Board of Directors,

Gary L. Crocker
President

Cambridge, Massachusetts

August [    ], 2019

YOU MAY OBTAIN ADMISSION TO THE 2019 ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE 2019 ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON JULY 19, 2019 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2019 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE 2019 ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE WHITE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED WHITE PROXY CARD.

IMPORTANT

Your vote at this year’s Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE JFL GROUP OR ANY PERSON OTHER THAN THE COMPANY EVEN AS A PROTEST VOTE AGAINST THE JFL GROUP OR ANY OF JFL’S NOMINEES. Any proxy card you sign and return from the JFL Group for any reason could invalidate previous WHITE proxy cards sent by you to support the Company’s board of directors.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the 2019 Annual Meeting as described in this proxy statement.

IMPORTANT!

PLEASE SIGN AND SUBMIT THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM SENT TO YOU BY THE JFL GROUP.

Remember, you can submit a proxy for your shares over the Internet or by telephone. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

509 Madison Avenue

Suite 1608

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: MACK@morrowsodali.com

MERRIMACK PHARMACEUTICALS, INC.

One Broadway, 14th Floor

Cambridge, MA 02142

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER  11, 2019

Information About the Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “board of directors” or the “board”) of Merrimack Pharmaceuticals, Inc. (“Merrimack,” the “Company,” “we” or “us”) for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting” or the “2019 Annual Meeting”) to be held on Wednesday, September 11, 2019, at 9:00 a.m., Eastern time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or postponement thereof. On July 19, 2019, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 13,349,871 shares of our common stock, $0.01 par value per share (“common stock”). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

This proxy statement, the enclosed WHITE proxy card and our 2018 annual report to stockholders were first made available to stockholders on or about August [    ], 2019.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

Proxy Contest at the Annual Meeting

We have received a notice from JFL Partners Fund LP, a Delaware limited partnership (“JFL”), which purports to beneficially own approximately 18.7% of our common stock, expressing its intention to nominate four (4) nominees for election as directors at the 2019 Annual Meeting in opposition to the four (4) director candidates the board has nominated. The board does not endorse the election of any of JFL’s nominees as a director. You may receive proxy solicitation materials from JFL and/or the other members of its proxy solicitation group (collectively, the “JFL Group”), including an opposition proxy statement or proxy card. Please be advised that we are not responsible for the accuracy of any information provided by or relating to the JFL Group contained in any proxy solicitation materials filed or disseminated by the JFL Group or any other statements that they may otherwise make.

You may receive multiple mailings from the JFL Group. You will also likely receive multiple mailings from the Company prior to the date of the 2019 Annual Meeting, so that our stockholders have our latest proxy information and materials to vote. Proxy cards provided by the Company will be WHITE.

The board is pleased to nominate for election as directors the four (4) persons named in Proposal 1 in this proxy statement and on the enclosed WHITE proxy card, Gary L. Crocker, Ulrik B. Nielsen, Ana Radeljevic and Russell T. Ray. In selecting the director nominees that we are proposing for election in this proxy statement, the board focused on selecting board candidates it believes are highly qualified and best suited to guide the Company at this critical juncture for the Company. As previously disclosed, the Company recently completed an extensive review of its strategic alternatives, following which the board implemented a series of measures designed to extend the Company’s cash runway and preserve its ability to capture the potential milestone payments resulting from the Ipsen transaction. The board of directors has also declared a special cash dividend of an aggregate of $20 million that is payable on September 5, 2019 to stockholders of record as of the close of business on August 28, 2019. During the strategic review, the Company met with JFL on several occasions and carefully considered specific suggestions that JFL made.

The Company strongly believes that the board’s four nominees collectively have extensive expertise that will help to optimize value for our stockholders. Our three current directors who are being re-nominated were involved in the recent strategic review and have operational familiarity with the Company, its key partnerships in the biotechnology and pharmaceutical industry, and its remaining clinical and preclinical assets. We believe that Ms. Radeljevic is qualified to serve on our board of directors due to her knowledge of the healthcare industry and extensive experience in strategy, finance, operations and corporate development, as well as her management background as an executive in the biotech industry. All our nominees are committed to passing through to our stockholders any milestone payments the Company receives, net of any taxes owed and subject to there being sufficient surplus at that time.

Our board does not endorse any of JFL’s nominees and unanimously recommends that you vote “FOR” each of the nominees proposed by the board using the WHITE proxy card or by following the instructions for submitting a proxy over the Internet or by telephone or voting in person at the 2019 Annual Meeting. Our board strongly urges you NOT to sign or return any proxy card sent to you by the JFL Group. Voting to “WITHHOLD” with respect to any of JFL’s nominees on its proxy card is not the same as voting for our board’s nominees because a vote to “WITHHOLD” with respect to any of JFL’s nominees on its proxy card will revoke any proxy you previously submitted and thus you will cancel any proxy previously given to the Company.

If you previously submitted a proxy card sent to you by the JFL Group, you can change or revoke that proxy and vote for the board’s nominees by (i) visiting the website noted on the WHITE proxy card to submit your proxy over the Internet, (ii) using the telephone number on the WHITE proxy card to submit your proxy telephonically, (iii) signing, dating and returning the WHITE proxy card in the enclosed envelope to submit a proxy by mail, or (iv) attending the 2019 Annual Meeting to vote in person. Only your latest dated, valid proxy or vote will be counted at the 2019 Annual Meeting. Any proxy may be changed or revoked at any time prior to its exercise at the 2019 Annual Meeting.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE JFL GROUP, EVEN AS A PROTEST VOTE AGAINST THE JFL GROUP OR JFL’S NOMINEES.

If you need assistance changing or revoking your vote, please call the Company’s proxy solicitor, Morrow Sodali, LLC, toll free at (800) 662-5200.

Important Information About Voting

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may cause your shares to be voted in one of four ways:

(1)

You may submit a proxy over the Internet. You may submit a proxy for your shares by following the “Authorize your Proxy by Internet” instructions on the enclosed WHITE proxy card. If you submit a proxy over the Internet, you do not need to submit a proxy by telephone or complete and mail your proxy card.

(2)

You may submit a proxy by telephone. You may submit a proxy for your shares by following the “Authorize your Proxy by Phone” instructions on the enclosed WHITE proxy card. If you submit a proxy by telephone, you do not need to submit a proxy over the Internet or complete and mail your proxy card.

(3)

You may submit a proxy by mail. You may submit a proxy by completing, dating and signing the WHITE proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you submit a proxy by mail, you do not need to submit a proxy over the Internet or by telephone.

(4)

You may submit a proxy or vote in person. If you attend the Annual Meeting, you may submit a proxy by delivering your completed WHITE proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders’ instructions. However, if no choice is specified on a WHITE proxy card as to one or more of the proposals, the proxy will be voted in accordance with our board of directors’ recommendations on such proposals as set forth in this proxy statement.

If you receive more than one WHITE proxy card or voting instruction form, it generally means that your shares are registered differently or are in more than one account. To ensure that all of your shares are voted, please submit each WHITE proxy card or voting instruction form you receive or, if you submit a proxy over the Internet or by telephone, you will need to enter each of your Control Numbers.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

•

submitting a new proxy by following the “Submit a Proxy by Internet” or “Submit a Proxy by Phone” instructions on the enclosed WHITE proxy card up until 11:59 p.m., Eastern time, the day before the Annual Meeting;

•

signing another WHITE proxy card with a later date and either arranging for delivery of that WHITE proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed WHITE proxy card in person at the Annual Meeting;

•	giving our Corporate Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

THE BOARD STRONGLY URGES YOU TO REVOKE ANY PROXY CARD YOU MAY HAVE RETURNED THAT YOU RECEIVED FROM THE JFL GROUP. Even a “WITHHOLD” vote with respect to JFL’s nominees on their proxy card will cancel any previously submitted WHITE proxy card.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this proxy statement as brokerage firms, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to for your shares to be voted, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting instructions over the Internet or by telephone, directions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Under applicable stock exchange rules, if you do not give instructions to your brokerage firm subject to these rules, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Because JFL has submitted a notice of its intent to nominate directors, we anticipate that the 2019 Annual Meeting will be the subject of a contested solicitation. Therefore, all proposals at the 2019 Annual Meeting are considered “non-discretionary” items, meaning that if you do not instruct your brokerage firm on how to vote, your brokerage firm will not have authority to vote at the 2019 Annual Meeting and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. In the event that the election of directors becomes uncontested, brokerage firms may be permitted to exercise voting authority on “discretionary” matters. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker or following any instructions provided by your broker for submitting a proxy for your shares over the Internet or telephonically, if available.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (July 19, 2019) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

If you have previously signed a proxy card sent to you by the JFL Group, you may change your vote by marking, signing, dating and returning the WHITE proxy card or by submitting a proxy over the Internet or by telephone or voting in person at the 2019 Annual Meeting. Only the latest dated, valid proxy that you submit will be counted. Submitting a proxy card sent to you by the JFL Group will revoke votes you have previously made via the Company’s WHITE proxy card.

Votes Required

The holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or vote with respect to one or more but less than all of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: Election of Directors. A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” the applicable seat on our board of directors.

JFL has notified us that it intends to nominate four (4) alternative nominees for election as directors at the Annual Meeting in opposition to the board’s recommended nominees.

Proposal 2: Advisory Vote on Executive Compensation, or “Say-on-Pay.” The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required to approve the advisory “say-on-pay” vote on the compensation of our named executive officers. Because the stockholders’ vote on this proposal is advisory, it will not be binding on our board. However, our board, including our organization and compensation committee, values the opinions of our stockholders and, to the extent there are a substantial number of votes cast against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Proposal 3: Ratification of Independent Auditors. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Marcum as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter on properly executed WHITE proxy cards and shares held in “street name” by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on Proposals 1, 2 and 3 referenced above.

If you have previously signed a proxy card sent to you by the JFL Group, you may change your vote by marking, signing, dating and returning the WHITE proxy card or by submitting a proxy over the Internet or by telephone or voting in person at the 2019 Annual Meeting. Only the latest dated, valid proxy that you submit will be counted. Submitting a proxy card sent to you by the JFL Group will revoke votes you have previously made via the Company’s WHITE proxy card.

Recommendations of the Board of Directors

Our board unanimously recommends that you vote your shares in accordance with the instructions on the WHITE proxy card as follows:

•	“FOR” the election of the four directors nominated by our board as set forth in this proxy statement;

•	“FOR” the approval, in an advisory “say-on-pay” vote, of the compensation of our named executive officers; and

•	“FOR” the ratification of the selection of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Our board strongly urges you NOT to sign or return any proxy card sent to you by the JFL Group.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to Be Held on September 11, 2019:

This proxy statement and our 2018 annual report to stockholders are available at

www.proxyvote.com for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Merrimack Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, MA 02142, Attention: Corporate Secretary, Telephone: (617) 441-1000.

IMPORTANT

The JFL Group may send you solicitation materials in an effort to solicit your vote to elect up to four (4) of JFL’s nominees to the board. THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE JFL GROUP OR ANY PERSON OTHER THAN THE COMPANY, EVEN AS A PROTEST VOTE AGAINST THE JFL GROUP OR JFL’S NOMINEES. Any proxy you sign from the JFL Group for any reason could invalidate previous WHITE proxy cards sent by you to support the board.

Your vote at this year’s 2019 Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly.

Only your latest dated, signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the 2019 Annual Meeting as described in this proxy statement.

BACKGROUND OF THE CONTESTED SOLICITATION

The following is a chronology of the material contacts and events in our relationship with the JFL Group leading up to the filing of this proxy statement:

•

On June 27, 2018, Richard Peters, our former President and Chief Executive Officer, and Geoff Grande, our former Vice President, Head of Investor Relations, had a telephone call with Dr. Lawler to discuss the Company’s development of its MM-310 asset. The Company subsequently announced in April 2019 the discontinuation of development of MM-310 after a comprehensive review of available safety data from a Phase 1 clinical trial.

•

On October 25, 2018, Dr. Peters and Mr. Grande had a telephone call with Dr. Lawler during which Dr. Lawler suggested that the Company invest in a new clinical trial of the Company’s MM-121 asset in patients who harbor a gene rearrangement for the HER3 receptor (NRG+). Earlier in October 2018, the Company had announced the termination of its SHERLOC clinical trial, a randomized, open-label Phase 2 clinical trial evaluating MM-121 in combination with docetaxel in patients with heregulin positive non-small cell lung cancer (“NSCLC”) after it determined that MM-121 did not improve progression free survival in patients with NSCLC. Three prior Phase 2 clinical trials of MM-121 in unselected patient populations with NSCLC, ovarian cancer and breast cancer had also failed to meet their prior endpoints.

•	On October 26, 2018, JFL delivered a letter to the Company further detailing JFL’s business and strategic requests that JFL asserted would increase shareholder value.

•

On November 2, 2018, Dr. Peters and Mr. Grande had a telephone call with Dr. Lawler during which Dr. Lawler indicated that he intended to continue accumulating shares of the Company’s common stock. There was also a general discussion of the Company’s business and its strategy.

•

Also on November 2, 2018, the members of the JFL Group jointly filed a Schedule 13D (the “Schedule 13D”) with the SEC to report that, as of November 2, 2018, JFL and its affiliates had together become the beneficial owners of approximately 7.1% of the issued and outstanding shares of the Company’s common stock.

•

On November 7, 2018, Dr. Peters and Mr. Grande had a telephone call with Dr. Lawler following the Company’s third quarter 2018 earnings release in which the Company announced that it had engaged an external advisor to advise on strategic alternatives and that it was discontinuing development of all ongoing MM-121 programs based on interim results from its Phase 2 SHERLOC clinical trial in NSCLC, including termination of its Phase 2 SHERBOC study in metastatic breast cancer. During the course of this telephone call, there was a further general discussion of the Company’s business and its strategy.

•

On November 29, 2018, Dr. Peters, Jean M. Franchi, our former Chief Financial Officer, and Mr. Grande had a telephone call with Dr. Lawler during which Dr. Lawler reaffirmed his request that the Company invest in a new clinical trial of MM-121.

•	On December 12, 2018, Dr. Peters, Ms. Franchi and Mr. Grande had a telephone call with Dr. Lawler regarding the Company’s strategy and strategic process.

•	On December 19, 2018, the JFL Group filed an amended Schedule 13D indicating that it owned approximately 8.5% of the Company’s issued and outstanding common stock.

•	On January 9, 2019, Dr. Peters and Ms. Franchi had a telephone call with Dr. Lawler regarding the Company’s strategic process and investor sentiment.

•

On January 18, 2019, Dr. Peters and Ms. Franchi met with Aron R. English, the Portfolio Manager of 22NW, LP, Manager of 22NW Fund GP, LLC and President and sole shareholder of 22NW GP, Inc. During the course of this meeting, Mr. English indicated that he had recently purchased shares of the Company’s common stock as a result of his interest in the potential milestone payments resulting from the Ipsen transaction. Mr. English also noted that he was a generalist investor rather than a sector specific investor in the Company’s biotech industry but felt that the Company’s common stock was undervalued.

•

On February 13, 2019, Dr. Peters met with Dr. Lawler. During the course of this meeting, the Company’s business and strategy was discussed, and Dr. Lawler indicated that JFL was considering nominating Dr. Lawler to the Company’s board. This meeting represented the first time that JFL indicated to the Company that it was seeking any changes to the composition of the board.

•

On February 28, 2019, Dr. Peters and Ms. Franchi had a telephone call with Dr. Lawler. During the course of this telephone call, Dr. Lawler informed the Company that he was considering nominating four directors to our then-seven person board.

•

On March 6, 2019, following the Company’s fiscal 2018 earnings call, Dr. Peters and Mr. Franchi had a telephone call with Dr. Lawler. During the course of this telephone call, Dr. Lawler reaffirmed his intention to nominate four directors to our board.

•

On March 13, 2019, JFL delivered a letter to the Company nominating Jason M. Aryeh, Aron R. English, Joseph F. Lawler, M.D., Ph.D., and Kenneth Lin, M.D. for election to the board of directors at the 2019 Annual Meeting.

•	On March 14, 2019, the JFL Group filed an amended Schedule 13D indicating that it owned approximately 16.9% of the Company’s issued and outstanding common stock.

•

On April 5, 2019, following the Company’s press release announcing the discontinuation of its MM-310 program, Dr. Peters and Ms. Franchi had a telephone call with Dr. Lawler. During the course of this telephone call, Dr. Lawler informed the Company that he acquired more shares of the Company’s common stock. Dr. Lawler also inquired about potential strategic transactions, including the possibility of a reverse merger with a privately held company.

•

On April 10, 2019, Dr. Peters and Ms. Franchi had a telephone call with Mr. English, during which Mr. English informed the Company that he acquired more shares of the Company’s common stock and inquired as to whether the Company was considering a reverse merger as one strategic alternative. Mr. English also informed the Company that he had agreed to join the JFL Group, at the request of Dr. Lawler, and that the Company should interact with Dr. Lawler with respect to shareholder activist matters.

•

On April 17, 2019, Dr. Peters and Dr. Drummond, our former Head of Research, had a telephone call with Dr. Lawler. During the course of this telephone call, the Company asked Dr. Lawler if he would be interested in purchasing the Company’s MM-121 asset, in light of Dr. Lawler’s persistent interest in the asset, but Dr. Lawler declined.

•	Also on April 17, 2019, the JFL Group filed an amended Schedule 13D indicating that it owned approximately 18.3% of the Company’s issued and outstanding common stock.

•

On May 31, 2019, following the Company’s announcement that it completed its review of strategic alternatives, Dr. Peters and Ms. Franchi had a telephone call with Dr. Lawler to discuss the Company’s business and strategy.

•

On July 2, 2019, Dr. Peters, now a consultant to the Company, and Tim Surgenor, an advisor to the Company, had a telephone call with Dr. Lawler regarding the Company’s management team, the Company’s transaction with 14ner Oncology, Inc. to sell the Company’s MM-121 and MM-111 assets and the Company’s plans to issue a special cash dividend.

•

On July 17, 2019, JFL delivered a letter to the Company nominating Jason M. Aryeh, Aron R. English, Joseph F. Lawler, M.D., Ph.D., and Kenneth Lin, M.D. for election to the board of directors at the 2019 Annual Meeting.

•

On July 24, 2019, Gary Crocker, Chairman of the Board, President and Treasurer, and Mr. Surgenor had a telephone call with Dr. Lawler regarding the notice of nomination, during which Mr. Crocker discussed the size of the board and the board’s willingness to add one of JFL’s candidates to the board in order to avoid the expense and disruption of a proxy contest.

•	Also on July 24, 2019, JFL delivered a letter to the Company re-submitting its nominees for election to the board of directors at the 2019 Annual Meeting.

•	Also on July 24, 2019, the JFL Group filed an amended Schedule 13D indicating that it owned approximately 18.7% of the Company’s issued and outstanding common stock.

•	On July 29, 2019, Dr. Lawler emailed Mr. Surgenor to reject the Company’s offer of a board seat.

•	On August 5, 2019, the Company publicly filed its preliminary proxy statement with regard to its nominees and proposals.

OUR BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM THE JFL GROUP, EVEN AS A PROTEST VOTE AGAINST THE JFL GROUP OR ANY OF JFL’S NOMINEES, AS DOING SO WILL INVALIDATE ANY PRIOR VOTE YOU SUBMITTED ON THE WHITE PROXY CARD IN SUPPORT OF THE COMPANY’S DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

At the 2019 Annual Meeting, stockholders will vote to elect four (4) directors for a one year term beginning at the 2019 Annual Meeting and ending at our 2020 Annual Meeting of Stockholders.

Our board of directors is currently comprised of six members. However, our board has approved a decrease in its size to four members effective as of the close of the polls at the 2019 Annual Meeting. Our board has nominated Gary L. Crocker, Ulrik B. Nielsen, Ana Radeljevic and Russell T. Ray for election as directors, each to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Mr. Crocker, Dr. Nielsen and Mr. Ray are currently members of our board. Ms. Radeljevic, who has been nominated for election as a director for the first time, was initially recommended by our corporate governance and nominating committee, and our board determined to include Ms. Radeljevic among its nominees. The persons named in the enclosed WHITE proxy card will vote to elect each of these nominees as directors, unless and to the extent authority to vote for the election of one or more of the nominees is withheld by marking the proxy to that effect.

Each of our four (4) director nominees was recommended by the board based on the board’s exercise of its judgment and belief that the experience, record and qualifications of each of its nominees make them the best candidates to serve on the board.

The nominees recommended by the board have consented to serving as nominees for election to the board, to being named in this proxy statement and to serving as members of the board if elected by the Company’s stockholders. As of the date of this proxy statement, we have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the board upon the recommendation of the corporate governance and nominating committee may designate substitute nominees. If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to serving as nominees for election to the board, to being named in the amended proxy statement and to serve as directors if elected, and incudes certain biographical and other information about such nominees required by the applicable rules promulgated by the SEC.

The accompanying WHITE proxy card will not be voted for more than four candidates or for anyone other than the board’s nominees or designated substitutes. Unless otherwise instructed, the persons named in the accompanying WHITE proxy card will vote to elect Mr. Crocker, Dr. Nielsen, Ms. Radeljevic and Mr. Ray to the board, unless, by marking the appropriate space on the WHITE proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote with respect to a specified candidate(s).

Biographies of the Director Nominees

Set forth below are the names and certain information about each of our director nominees as of July 15, 2019. The information presented includes each individual’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. We believe that all of our director nominees possess the attributes and characteristics described in “—Board Processes—Director Nomination Process.”

Name	Age	Position
Gary L. Crocker	67	Chairman of the Board, President and Treasurer
Ulrik B. Nielsen, Ph.D. (1)(2)	47	Director
Ana Radeljevic	39	Director Nominee
Russell T. Ray (1)(3)	72	Director

(1)	Member of the audit committee.

(2)	Member of the corporate governance and nominating committee.
(3)	Member of the organization and compensation committee.

Gary L. Crocker has served as a member of our board of directors since 2004, as Chairman of the Board since 2005 and as President and Treasurer since June 2019. Mr. Crocker also served as our Interim President and Chief Executive Officer from October 2016 to February 2017. Since 2002, Mr. Crocker has served as President and Managing Director of Crocker Ventures, LLC, a privately-held life science investment firm funding differentiated biotechnology and medical device companies. Mr. Crocker has held senior executive positions or served on the board of directors of several life science companies, including as Chairman of the Board of ARUP Laboratories, co-founder and director of Theratech, Inc. (acquired by Actavis plc) and President, Chief Executive Officer and founder of Research Medical, Inc. (acquired by Baxter International). Mr. Crocker also served on the boards of directors of the publicly traded firms Interleuken Genetics, Inc. and The Med-Design Corporation. Mr. Crocker served as a member of the board of the Federal Reserve Branch of San Francisco from 1999 to 2007, and currently serves as the Chairman of the University of Utah’s Center for Medical Innovation and on the board of the Sorenson Legacy Foundation. Mr. Crocker holds an M.B.A. from Harvard Business School and a B.S. from Harvard College. We believe that Mr. Crocker is qualified to serve on our board of directors due to his experience in the life sciences industry as an entrepreneur, venture capitalist and executive and his service on the boards of directors of a range of public and private companies and government institutions, as well as his ability to provide us with his expertise in diagnostics and therapeutic development.

Ulrik B. Nielsen, Ph.D. has served as a member of our board of directors since January 2015 and is one of our co-founders. Dr. Nielsen led our research and drug discovery in various roles from when he joined us in 2002 to January 2015, including as our Senior Vice President and Chief Scientific Officer from March 2009 until January 2015. Dr. Nielsen has been President and Chief Executive Officer of Tidal Therapeutics, Inc., a biotechnology company, since August 2018. Dr. Nielsen previously served in various capacities at Torque Therapeutics Inc., a biotechnology company, including as President from January 2015 to June 2018, Founder Chairman from November 2017 to June 2018 and Chief Executive Officer from January 2015 to November 2017. Dr. Nielsen also served as Chief Executive Officer of Silver Creek Pharmaceuticals, Inc., a former majority owned subsidiary of ours, from July 2010 to March 2014. Dr. Nielsen also currently serves on the board of directors of Alloy Therapeutics LLC. Dr. Nielsen holds a Ph.D. in molecular biology and an M.S. in biochemistry from the University of Copenhagen. We believe that Dr. Nielsen is qualified to serve on our board of directors due to his extensive knowledge of Merrimack, his leadership and management experience at Merrimack and other biotechnology companies, and his thorough understanding of our business and industry.

Ana Radeljevic is a nominee for election to our board of directors. Ms. Radeljevic has been Head of Business Operations and Corporate Development at Torque Therapeutics Inc., a biotechnology company, since May 2019. Ms. Radeljevic previously served as Chief Executive Officer of Adventus Partners, LLC, a biotech consulting firm, from April 2016 to May 2019, as Vice President of Financial Planning & Analysis at PerkinElmer, Inc., a provider of products, services and solutions for the diagnostics, life sciences and applied markets, from July 2014 to March 2016 and as Global Head of Business Planning and Business Development for the Biosurgery Business of Sanofi Genzyme, a global pharmaceutical company, from September 2009 to July 2014. Ms. Radeljevic holds an M.B.A. from Syracuse University and a B.S.B.A. from Old Dominion University. We believe that Ms. Radeljevic is qualified to serve on our board of directors due to her knowledge of the healthcare industry and extensive experience in strategy, finance, operations and corporate development, as well as her management background as an executive in the biotech industry.

Russell T. Ray has served as a member of our board of directors since January 2015. Mr. Ray has been a Senior Advisor to HLM Venture Partners, a healthcare venture capital firm, since February 2017. Mr. Ray was also a Senior Advisor to HLM Venture Partners from January 2014 to December 2015 and a Partner from 2003 to December 2013. From January 2016 to February 2017, Mr. Ray was a Managing Director and Vice Chairman of Healthcare Investment Banking at Stifel, Nicolaus & Company, Incorporated, an investment banking firm. From 1999 to 2003, Mr. Ray was a Managing Director and Global Co-Head of Healthcare Investment Banking at Credit

Suisse First Boston. From 1987 to 1999, Mr. Ray was a Managing Director and Global Head of Healthcare Investment Banking at Deutsche Bank and its predecessor entities, BT Alex. Brown and Alex. Brown & Sons. Mr. Ray served on the board of directors of Allergan, Inc. from 2003 to 2015. Mr. Ray holds an M.B.A. from the Wharton School at the University of Pennsylvania, an M.S. in evolutionary biology from the University of Pennsylvania and B.S. degrees from the United States Military Academy and the University of Washington. We believe that Mr. Ray is qualified to serve on our board of directors due to his knowledge of the healthcare industry, his financial expertise and his management background as an executive in the financial services industry.

Board Composition

Our board of directors is currently authorized to have six members. However, our board has approved a decrease in its size to four members effective as of the close of the polls at the Annual Meeting. All of our directors are elected annually for a one year term expiring at the next annual meeting of stockholders. Each director will hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Our bylaws provide that the authorized number of directors shall be established by our board of directors. Our bylaws also provide that our directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the votes that all of our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office, and shall not be filled by the stockholders.

Due to the decrease in the size of our board of directors, three of our current directors whose terms are scheduled to expire at the Annual Meeting, Dr. Demetri, Mr. Dineen and Mr. Quigley, are not standing for re-election. In connection with the conclusion of their service as directors, we expect Dr. Demetri, Mr. Dineen and Mr. Quigley to deliver letters confirming that their respective service as directors shall cease as of the close of the polls at the Annual Meeting.

Board Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Dr. Demetri, Mr. Dineen, Dr. Nielsen, Mr. Quigley and Mr. Ray, representing five of our six current directors, or Ms. Radeljevic, our director nominee, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Our board of directors had previously made a similar determination of independence with respect to Vivian Lee and Michael Porter, who each served as a director until June 2018, and Mr. Crocker, who was no longer deemed to be independent as of his appointment as President in June 2019. Our board of directors has also determined that Dr. Nielsen, Mr. Quigley and Mr. Ray, who comprise our audit committee, Dr. Nielsen, who comprises our corporate governance and nominating committee, and Dr. Demetri, Mr. Dineen and Mr. Ray, who comprise our organization and compensation committee, each satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with Merrimack, including any transactions of the type described below in “Related Person Transactions,” and all other facts and circumstances our board of directors deemed relevant in determining independence.

How Our Board Is Organized

Board Leadership Structure

Our board of directors, upon the recommendation of our corporate governance and nominating committee, has appointed Mr. Crocker, our President and Principal Executive Officer, as Chairman of the Board. Mr. Crocker also serves as our Treasurer and Principal Financial Officer. Our board has reviewed our current board leadership structure in light of the composition of the board, our company’s size, the nature of our business and other relevant factors, and has determined that a combined Chairman and Principal Executive Officer position is currently the most appropriate board leadership structure for our company. In reaching its determination, the board noted that, given the specific characteristics and circumstances of our company, a combined Chairman and Principal Executive Officer is in the best position to be aware of major issues facing the company, is in the best position to identify key risks and developments facing the company to be brought to the board’s attention and eliminates the potential for confusion and duplication of efforts. We do not have a lead independent director position.

Mr. Crocker’s duties as Chairman of the Board include the following:

•	chairing meetings of our board and of the independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

•	facilitating communications between other members of our board;

•	determining the frequency and length of board meetings and recommending when special meetings of our board should be held;

•	preparing or approving the agenda for each board meeting; and

•	reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board.

Board Committees

Our board of directors has established an audit committee, a corporate governance and nominating committee and an organization and compensation committee, each of which operates under a charter that has been approved by our board. Copies of the committee charters are posted on the Investors section of our website, which is located at investors.merrimack.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this proxy statement.

Audit Committee

The members of our audit committee are Dr. Nielsen, Mr. Quigley and Mr. Ray. Mr. Quigley chairs the audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports and other communications from such firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal auditors, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Quigley is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under the current Nasdaq Listing Rules and SEC rules and regulations.

The audit committee met five times during 2018.

Corporate Governance and Nominating Committee

The sole member of our corporate governance and nominating committee is Dr. Nielsen, who also chairs the committee. Our corporate governance and nominating committee’s responsibilities include:

•	identifying individuals qualified to become members of our board;

•	recommending to our board the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	developing and recommending to our board corporate governance principles; and

•	overseeing an annual evaluation of our board.

Mr. Crocker was also a member of our corporate governance and nominating committee during 2018 until his resignation from such committee in June 2019. The corporate governance and nominating committee met once during 2018.

Organization and Compensation Committee

The members of our organization and compensation committee are Dr. Demetri, Mr. Dineen and Mr. Ray. Mr. Dineen chairs the organization and compensation committee. Our organization and compensation committee’s responsibilities include:

•	reviewing and making recommendations to our board with respect to the compensation of our Chief Executive Officer, if any;

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation; and

•	reviewing and making recommendations to our board with respect to management succession planning.

The processes and procedures followed by our organization and compensation committee in considering and determining executive and director compensation are described below under “—Board Processes—Executive and Director Compensation Processes.”

The organization and compensation committee met ten times during 2018.

Board Meetings and Attendance

Our board of directors met eleven times during 2018. During 2018, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of our board on which he then served.

Our directors are encouraged to attend our annual meetings of stockholders. Four of our nine directors then serving attended our 2018 Annual Meeting of Stockholders.

Board Processes

Oversight of Risk

Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls, legal and compliance risks and cyber risk; our corporate governance and nominating committee oversees risk management activities relating to board composition; and our organization and compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that that the full board discuss particular risks.

Director Nomination Process

The process followed by our corporate governance and nominating committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our corporate governance and nominating committee applies the criteria set forth in our corporate governance guidelines. Consistent with these criteria, our corporate governance and nominating committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

The biographies under “—Board of Directors—Biographies of the Director Nominees” indicate the experience, qualifications, attributes and skills of each nominee that led our corporate governance and nominating committee and our board to conclude that he or she is qualified to serve as a director of Merrimack. Our corporate governance and nominating committee and our board believe that each of the nominees has the individual attributes and characteristics required of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole. At the Annual Meeting, stockholders will be asked to consider the election of Ms. Radeljevic, who has been nominated for election as a director for the first time. Ms. Radeljevic was initially recommended by our corporate governance and nominating committee, and our board determined to include Ms. Radeljevic among its nominees.

Our corporate governance and nominating committee considers the value of diversity when selecting nominees, and believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Corporate Secretary at Merrimack Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, MA 02142, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our bylaws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2020.” Assuming that appropriate biographical and background material has been provided on a timely basis, the corporate governance and nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Executive and Director Compensation Processes

Currently, we do not have any employees and instead use a limited number of consultants for the operation of our company. However, historically, our executive compensation program has been administered by the organization and compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. In that role, our organization and compensation committee reviewed our executive compensation practices on an annual basis and based on this review made recommendations to our board of directors for approval, which had full discretion to approve or modify the recommendations of the organization and compensation committee.

In designing our executive compensation program, our organization and compensation committee considered publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. The organization and compensation committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains.

Our director compensation program is administered by our board of directors with the assistance of the organization and compensation committee. The organization and compensation committee periodically reviews director compensation and makes recommendations to our board with respect thereto.

Communications with Stockholders

Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Corporate Secretary at Merrimack Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, MA 02142, Attention: Corporate Secretary, or by calling (617) 441-1000. Additional information about contacting Merrimack is available on the Investors section of our website, which is located at investors.merrimack.com.

In addition, stockholders who wish to communicate with our entire board may do so by writing to Gary L. Crocker, Chairman of the Board, Merrimack Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, MA 02142. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board, in consultation with our General Counsel, if any, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Merrimack and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of Merrimack;

•	a majority of the members of our board must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted on the Investors section of our website, which is located at investors.merrimack.com.

Board Policies

Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Merrimack is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

Since January 1, 2018, we have not engaged in any related person transactions.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investors section of our website, which is located at investors.merrimack.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

EXECUTIVE COMPENSATION

Executive Officers

Our sole executive officer, his current position and his age as of July 15, 2019 is set forth below and his biography is set forth above in “Corporate Governance—Board of Directors—Biographies of the Director Nominees”:

Name	Age	Position(s)
Gary L. Crocker	67	President, Treasurer and Chairman of the Board

Mr. Crocker is not receiving any additional compensation for his service as President and Treasurer of the Company. Mr. Crocker is compensated for his service on the board of directors pursuant to the existing terms of the Company’s non-employee director compensation policy, as described below in “Director Compensation Arrangements.” Our “named executive officers” for 2018 are Richard Peters, M.D., Ph.D., our former President and Chief Executive Officer, Jean M. Franchi, our former Chief Financial Officer and Treasurer, and Sergio L. Santillana, M.D., our former Chief Medical Officer. The biographies of our named executive officers are as follows:

Richard Peters, M.D., Ph.D. served as our President and Chief Executive Officer and a member of our board of directors from February 2017 to June 2019. Prior to joining us, Dr. Peters served in various capacities at Sanofi Genzyme, a global pharmaceutical company, since 2008, including as Senior Vice President, Head of Global Rare Diseases Business Unit since January 2015, Vice President, Strategy Development Officer, U.S. Rare Disease Unit from May 2014 to December 2014, Vice President, Division Medical Officer, Global Oncology Division from 2011 to May 2014, and Vice President, Head of Global and U.S. Medical Affairs, Hematology and Transplant from 2008 to 2011. Prior to Sanofi Genzyme, Dr. Peters held medical affairs roles at Onyx Pharmaceuticals, Inc. and Amgen Inc., both pharmaceutical companies, and was a co-founder and Chief Executive Officer of Mednav, Inc., a healthcare information technology company. Dr. Peters has also served on the faculty at Harvard Medical School/Massachusetts General Hospital. Dr. Peters holds an M.D. and a Ph.D. in pharmacology from the Medical University of South Carolina and a B.S. from the College of Charleston.

Jean M. Franchi served as our Chief Financial Officer and Treasurer from August 2017 to June 2019. Ms. Franchi previously served as Chief Financial Officer, Treasurer and Secretary at Dimension Therapeutics, Inc., a biotechnology company, from August 2015 to July 2017. From February 2012 to July 2015, Ms. Franchi served as Chief Financial Officer at Good Start Genetics, Inc., a molecular genetics information company. From 1995 to 2011, Ms. Franchi held various positions at Sanofi Genzyme, a global pharmaceutical company, including Senior Vice President of Corporate Finance, Senior Vice President of Business Unit Finance, Vice President of Finance and Controller, Product Line and International Group. Ms. Franchi holds a B.B.A. from Hofstra University and successfully completed the Uniform CPA Examination.

Sergio L. Santillana, M.D. served as our Chief Medical Officer from June 2017 to April 2019. Dr. Santillana previously served as Vice President of Clinical Research at ARIAD Pharmaceuticals, Inc., a pharmaceutical company, from March 2016 to June 2017, and as Chief Medical Officer at ARIAD from May 2016 to June 2017. From August 2014 to March 2016, Dr. Santillana served as Senior Medical Director and Global Clinical Lead of Oncology Clinical Research at Takeda Pharmaceuticals International, Inc., a global pharmaceutical company. From 2006 to August 2014, Dr. Santillana served in various capacities at GlaxoSmithKline plc, a global pharmaceutical company, including as Global Project Physician Leader and Director of Clinical Development from February 2012 to August 2014. Dr. Santillana also served as a Clinical Research Physician for Eli Lilly and Company, a global pharmaceutical company, from 2002 to 2006. Dr. Santillana was also a practicing medical oncologist for 15 years, first at the National Cancer Institute of Peru (INEN) from 1994 to 2002, and then in private practice from 2002 to 2006. Dr. Santillana holds an M.S. in experimental therapeutics from Kellogg College at the University of Oxford and an M.D. and B.S. from the Universidad Nacional Federico Villarreal School of Medicine.

Our board of directors has declared a special cash dividend (the “special dividend”) of an aggregate of $20 million that is payable on September 5, 2019 to stockholders of record as of the close of business on August 28, 2019. The ex-dividend date for the special dividend will be September 6, 2019, the first trading day following the payment date. As required by our 2008 Stock Incentive Plan, as amended, and our 2011 Stock Incentive Plan, equitable adjustments will be made to all awards outstanding under such plans at the time of the special dividend. As a result, the exercise prices of outstanding stock options will be reduced and the number of shares subject to such options will be increased. The number of shares issuable and the exercise prices for stock option awards noted in this proxy statement do not reflect the equitable adjustment described above since the amount of the adjustment will not be calculable until after the special dividend.

Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by or paid to our named executive officers during 2017 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Richard Peters (4)	2018	722,084			1,954,148	610,161	10,042	3,296,435
Former President and Chief Executive Officer	2017	619,231	900,000	(5)	1,710,400	533,160	15,433	3,778,224
Jean M. Franchi (6)	2018	402,915			390,830	162,173	11,240	967,158
Former Chief Financial Officer and Treasurer	2017	138,462	100,000	(7)	346,784	53,564	1,781	640,591
Sergio L. Santillana (8)	2018	379,171			390,830	143,327	11,263	924,591
Former Chief Medical Officer	2017	201,923	—		355,815	87,596	6,927	652,261

(1)

The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the year computed in accordance with the provisions of Accounting Standards Codification (“ASC”) 718, excluding the impact of estimated forfeitures related to service-based vesting conditions (which in our case were none). The assumptions that we used to calculate these amounts are discussed in Note 13 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	The amounts in the “Non-Equity Incentive Plan Compensation” column represent awards to our named executive officers under our annual cash bonus program.
(3)	The amounts in the “All Other Compensation” column represent the value of perquisites and other personal benefits, which are further detailed below for 2018.

Name	401(k) Match ($)	Group Life and Disability Insurance Premium ($)	Stipend ($)(a)	Total ($)
Richard Peters	5,780	3,012	1,250	10,042
Jean M. Franchi	8,100	1,890	1,250	11,240
Sergio L. Santillana	7,001	3,012	1,250	11,263

(a)	Represents the value of a work welfare stipend provided to all employees, including the named executive officers.

(4)	Dr. Peters’ start date was February 6, 2017. Dr. Peters resigned from Merrimack in June 2019.
(5)	Reflects a signing bonus paid to Dr. Peters upon joining Merrimack to partially compensate him for benefits that he forfeited as a result of leaving his previous employment.
(6)	Ms. Franchi’s start date was August 21, 2017. Ms. Franchi resigned from Merrimack in June 2019.
(7)	Reflects a signing bonus paid to Ms. Franchi upon joining Merrimack.
(8)	Dr. Santillana’s start date was June 12, 2017. Dr. Santillana resigned from Merrimack in April 2019.

Narrative to Summary Compensation Table

We used base salaries to recognize the experience, skills, knowledge and responsibilities of our named executive officers. None of our named executive officers was party to an employment agreement that provided for automatic or scheduled increases in base salary.

For 2018, each named executive officer was eligible to receive an annual performance-based cash bonus (“annual cash bonus”) with a target amount equal to a fixed percentage of his or her base salary (“bonus percentage”). Dr. Peters’ target annual cash bonus for 2018 was 65% of his 2018 base salary and was based solely on the achievement of our corporate objectives. Ms. Franchi’s and Dr. Santillana’s target annual cash bonuses for 2018 were 35% of her or his respective 2018 base salary and were based 80% on the achievement of our corporate objectives and 20% on the achievement of specified individual objectives. The board of directors determined retroactively at what level we had achieved our corporate objectives for 2018, and the organization and compensation committee determined retroactively at what level Ms. Franchi and Dr. Santillana had achieved her or his respective individual objectives for 2018.

Our equity award program was the primary vehicle for offering long-term incentives to our named executive officers. While we did not have any equity ownership guidelines for our named executive officers, we believe that equity grants provided our named executive officers with a strong link to our long-term performance, created an ownership culture and helped to align the interests of our named executive officers and our stockholders. Typically, the stock options we granted to our named executive officers vested quarterly over a three year period. Vesting and exercise rights cease shortly after termination of an employment or consulting relationship, except in the case of death or disability. The exercise price of all stock options granted since the closing of our initial public offering was equal to the fair market value of shares of our common stock on the date of grant, which generally is determined by reference to the closing market price of our common stock on the date of grant.

Outstanding Equity Awards at 2018 Year End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2018.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/share)	Option Expiration Date
Richard Peters	87,497	112,503	(1)	14.50	6/5/2027
	56,250	168,750	(2)	10.74	2/14/2028
	—	225,000	(3)	4.15	12/10/2028
Jean M. Franchi	18,750	26,250	(4)	13.20	8/23/2027
	11,250	33,750	(2)	10.74	2/14/2028
	—	45,000	(3)	4.15	12/10/2028
Sergio L. Santillana	22,498	22,502	(5)	13.50	6/12/2027
	11,250	33,750	(2)	10.74	2/14/2028
	—	45,000	(3)	4.15	12/10/2028

(1)	The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through February 6, 2021.
(2)	The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through February 15, 2021.
(3)	The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through December 11, 2021.
(4)	The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through August 21, 2020.
(5)	The unvested shares under this option are scheduled to vest in approximately equal quarterly installments through June 12, 2020.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2018. As of December 31, 2018, we had two equity compensation plans, both of which were approved by our stockholders: our 2008 Stock Incentive Plan, as amended, and our 2011 Stock Incentive Plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,233,302	$14.97	270,474	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	2,233,302	$14.97	270,474	(1)

(1)

Reflects the total number of shares of our common stock available for future issuance under our 2011 Stock Incentive Plan as of December 31, 2018. Our 2011 Stock Incentive Plan contains an “evergreen” provision, which allows for an annual increase in the number of shares of our common stock available for issuance under the plan on the first day of each fiscal year. The annual increase in the number of shares is equal to the lowest of: (i) 450,000 shares of our common stock; (ii) 3.5% of the number of shares of our common stock outstanding on the first day of the fiscal year; and (iii) an amount determined by our board of directors. On January 1, 2019, 450,000 shares of our common stock were added to our 2011 Stock Incentive Plan pursuant to this provision.

Employment Agreements

We were previously a party to employment agreements with Dr. Peters prior to his resignation on June 28, 2019, Ms. Franchi prior to her resignation on June 28, 2019 and Dr. Santillana prior to his resignation on April 12, 2019. The following is a description of the employment agreements that we had with Dr. Peters, Ms. Franchi and Dr. Santillana prior to their resignations. See “Potential Payments Upon Termination or Change in Control” for a discussion of the Transition, Separation and Release of Claims Agreements and Consulting Agreements that we entered into with each of Dr. Peters, Ms. Franchi and Dr. Santillana in connection with their resignations.

The employment agreements, and the non-disclosure, developments, non-competition and non-solicitation agreements that are incorporated therein, prohibit our named executive officers, during the term of employment and for a period of one year thereafter, from competing with us and soliciting or hiring our employees.

Pursuant to the terms of the employment agreements, our named executive officers received the following base salaries, which have been adjusted by our organization and compensation committee and board of directors since our named executive officers originally entered into the employment agreements, and were eligible for the following bonus percentages.

Name	2019 Base Salary ($)(1)	2019 Bonus Percentage
Richard Peters	743,746	65%
Jean M. Franchi	415,003	35%
Sergio L. Santillana	390,546	35%

(1)	Amount reflects adjustment made by our organization and compensation committee and board of directors effective as of January 1, 2019.

Upon execution and effectiveness of a severance agreement and release of claims, each named executive officer is entitled to severance payments if we terminate the named executive officer’s employment without cause, as defined in the employment agreement, including our decision not to renew the named executive officer’s term of employment, or the named executive officer terminates employment with us for good reason, as defined in the employment agreement.

If a named executive officer’s employment terminates under these circumstances, in each case prior to a change in control, as defined in the employment agreement, we are obligated for a period of 12 months to pay such named executive officer his or her base salary and pay for coverage for such named executive officer under any company sponsored insurance and benefit programs available to our senior management employees. In addition, we would be obligated to pay to each of our named executive officers a pro-rata bonus for the portion of the year in which such named executive officer was employed by us based on his or her average annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which such named executive officer served as one of our executive officers.

If a named executive officer’s employment terminates under these circumstances, in each case within 18 months following a change in control, we are obligated to pay such named executive officer a lump sum amount equal to 36 months of his or her base salary plus a bonus equal to three times the average of his or her annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which such named executive officer served as one of our executive officers, accelerate the vesting of all outstanding stock options, restricted stock or other equity awards granted to the named executive officer and pay for coverage for such named executive officer under any company sponsored insurance and benefit programs available to our senior management employees for a period of 18 months.

In the event of termination of the named executive officer’s employment due to death or disability, the named executive officer (or his or her estate in the event of death) will be eligible to receive a pro-rata bonus for the portion of the year in which such named executive officer was employed by us based on his or her average annual bonus payments over each of the three years prior to the year of termination, or such lesser period during which such named executive officer served as one of our executive officers.

Potential Payments Upon Termination or Change in Control

The following tables set forth information regarding potential payments that each named executive officer who was serving as an executive officer as of December 31, 2018 would have received if the named executive officer’s employment had terminated as of December 31, 2018 under the circumstances set forth below. Dr. Peters, who resigned on June 28, 2019, Ms. Franchi, who resigned on June 28, 2019, and Dr. Santillana, who resigned on April 12, 2019, each entered into a Transition, Separation and Release of Claims Agreement and a Consulting Agreement with us as described below.

	Termination Without Cause or For Good Reason Prior to a Change in Control
Name	Cash Payment ($)	Value of Benefits ($)
Richard Peters	1,255,244	17,557
Jean M. Franchi	456,479	31,918
Sergio L. Santillana	466,767	2,922

	Termination Without Cause or for Good Reason Within 18 Months Following a Change in Control
Name	Cash Payment ($)	Value of Stock Options with Accelerated Vesting ($)(1)	Value of Benefits ($)
Richard Peters	3,765,731	—	26,335
Jean M. Franchi	1,369,438	—	47,876
Sergio L. Santillana	1,400,301	—	4,384

(1)

The amounts in the “Value of Stock Options with Accelerated Vesting” column represent the value of unvested stock options, calculated by multiplying the number of shares subject to the accelerated portion of the option by the amount (if any) by which $3.86, the closing market price of our common stock on December 29, 2018, exceeds the exercise price of such option.

Name	Termination for Death/Disability Cash Payment ($)
Richard Peters	533,160
Jean M. Franchi	53,564
Sergio L. Santillana	87,596

We entered into a Transition, Separation and Release of Claims Agreement (the “Peters Separation Agreement”) with Dr. Peters on June 25, 2019. Pursuant to the Peters Separation Agreement, in connection with Dr. Peters’ resignation from his positions as President, Chief Executive Officer and a member of our board of directors, we agreed to:

•	pay Dr. Peters a lump sum severance amount of $743,746.21 (an amount equivalent to 12 months of his current base salary);

•	pay Dr. Peters a pro-rated bonus of $294,891.15;

•

continue paying the share of the premium for Dr. Peters’ health and dental insurance that we currently pay on behalf of Dr. Peters for a period of one year (or until such earlier date as Dr. Peters obtains alternative coverage); and

•

in the event that we engage in a change in control transaction with certain parties within one year following Dr. Peters’ separation date, and provided that as of such date Dr. Peters continues to be engaged by us as a consultant (unless Dr. Peters terminated the consulting agreement due to our breach), pay Dr. Peters an amount equal to $4,035,182, minus any consulting fees and severance pay that he received from us prior to such change in control.

The Peters Separation Agreement also includes a release of claims by Dr. Peters against us.

In addition, on June 25, 2019, we entered into a Consulting Agreement (the “Peters Consulting Agreement”) with Dr. Peters, pursuant to which Dr. Peters will assist us with our on-going reporting obligations and the administration of our remaining assets. Dr. Peters will be compensated at a rate of $30,989.43 per month for his services under the Peters Consulting Agreement, which will be paid quarterly. The term of the Peters Consulting Agreement continues until June 29, 2021. Either we or Dr. Peters may terminate the Peters Consulting Agreement for any reason upon 30 days written notice.

We entered into a Transition, Separation and Release of Claims Agreement (the “Franchi Separation Agreement”) with Ms. Franchi on June 25, 2019. Pursuant to the Franchi Separation Agreement, in connection with Ms. Franchi’s resignation from her positions as Chief Financial Officer and Treasurer, we agreed to:

•	pay Ms. Franchi a lump sum severance amount of $415,002.70 (an amount equivalent to 12 months of her current base salary);

•	pay Ms. Franchi a pro-rated bonus of $77,544.30;

•

continue paying the share of the premium for Ms. Franchi’s health and dental insurance that we currently pay on behalf of Ms. Franchi for a period of one year (or until such earlier date as Ms. Franchi obtains alternative coverage); and

•

in the event that we engage in a change in control transaction with certain parties within one year following Ms. Franchi’s separation date, and provided that as of such date Ms. Franchi continues to be engaged by us as a consultant (unless Ms. Franchi terminated the consulting agreement due to our breach), pay Ms. Franchi an amount equal to $1,719,371, minus any consulting fees and severance pay that she received from us prior to such change in control.

The Franchi Separation Agreement also includes a release of claims by Ms. Franchi against us.

In addition, on June 25, 2019, we entered into a Consulting Agreement (the “Franchi Consulting Agreement”) with Ms. Franchi, pursuant to which Ms. Franchi will assist us with our on-going reporting obligations and the administration of our remaining assets. Ms. Franchi will be compensated at a rate of $17,291.78 per month for her services under the Franchi Consulting Agreement, which will be paid quarterly. The term of the Franchi Consulting Agreement continues until June 29, 2021. Either we or Ms. Franchi may terminate the Franchi Consulting Agreement for any reason upon 30 days written notice.

We entered into a Separation and Release of Claims Agreement (the “Santillana Separation Agreement”) with Dr. Santillana on April 15, 2019. Pursuant to the Santillana Separation Agreement, in connection with Dr. Santillana’s resignation from his position as Chief Medical Officer, we agreed to:

•

commencing on the first regularly scheduled payroll date following June 11, 2019, continue paying Dr. Santillana’s annual base salary of $390,546 for a period of twelve (12) months following June 11, 2019 (the “Severance Period”);

•

continue paying the share of the premium for Dr. Santillana’s health and dental insurance through the end of the Severance Period that we currently pay on behalf of active and similarly situated employees who receive the same type of coverage and/or to otherwise continue to provide to Dr. Santillana during the Severance Period all employee benefit plans and arrangements available to our senior management employees;

•	on June 11, 2019, pay Dr. Santillana a pro-rated bonus of $32,266; and

•	waive any obligations that Dr. Santillana may have regarding the repayment of tuition reimbursements.

The Santillana Separation Agreement also includes a release of claims by Dr. Santillana against us.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $18,500 for 2018. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2018 was up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. For 2018, we generally matched 50% of employee contributions up to a maximum contribution by us of 3% of the employee’s deferrable income, subject to employer match limitations by the Internal Revenue Service. The match and any earnings thereon generally vest at 25% per year over the first four years of an employee’s employment, after which, any match that is contributed is 100% vested.

DIRECTOR COMPENSATION

Compensation for 2018

The following table sets forth information regarding the total compensation awarded to, earned by or paid to each of our non-employee directors during the year ended December 31, 2018 for their service on our board of directors. The compensation amounts presented in the table below are historical and are not indicative of the amounts we may pay our directors in the future. Richard Peters, our former President and Chief Executive Officer, did not receive any compensation for his service as a director. The compensation that we paid to Dr. Peters is discussed under “Executive Compensation” above.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Gary L. Crocker	79,071	43,784	—		122,855
George D. Demetri	52,500	38,311	8,075	(3)	98,886
John M. Dineen	60,000	38,311	—		98,311
Vivian S. Lee (4)	29,060	—	—		29,060
Ulrik B. Nielsen	54,615	38,311	—		92,926
Michael E. Porter (5)	25,681	—	—		25,681
James H. Quigley	67,250	38,311	—		105,561
Russell T. Ray	61,121	38,311	—		99,432

(1)	Fees earned or paid in cash consist of:

•	for Mr. Crocker, $70,000 as a retainer for serving as Chairman of the Board and $9,071 as a retainer for committee membership;

•	for Dr. Demetri, $45,000 as a retainer for board service and $7,500 as a retainer for committee membership;

•	for Mr. Dineen, $45,000 as a retainer for board service and $15,000 as a retainer for committee membership;

•	for Dr. Lee, $20,275 as a retainer for board service and $8,785 as a retainer for committee membership;

•	for Dr. Nielsen, $45,000 as a retainer for board service and $9,615 as a retainer for committee membership;

•	for Dr. Porter, $20,275 as a retainer for board service and $5,406 as a retainer for committee membership;

•	for Mr. Quigley, $45,000 as a retainer for board service and $22,250 as a retainer for committee membership; and

•	for Mr. Ray, $45,000 as a retainer for board service and $16,121 as a retainer for committee membership.

(2)

Amount reflects the aggregate grant date fair value of a stock option granted for service as a director. The grant date fair value was computed in accordance with the provisions of ASC 718 and treated for accounting purposes as employee awards. The assumptions that we used to calculate this amount are discussed in Note 13 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018.

As of December 31, 2018, the aggregate number of shares of our common stock subject to each non-employee director’s outstanding option awards was as follows: Mr. Crocker, 73,665; Dr. Demetri, 11,890; Mr. Dineen, 25,555; Dr. Nielsen, 291,564; Mr. Quigley, 41,759; and Mr. Ray, 26,685. As of December 31, 2018, neither Dr. Lee nor Dr. Porter had outstanding option awards.

(3)	Reflects amounts paid to Dr. Demetri for his service on our Scientific Advisory Board.
(4)	Dr. Lee’s term expired at our 2018 Annual Meeting of Stockholders. She did not stand for re-election.
(5)	Dr. Porter’s term expired at our 2018 Annual Meeting of Stockholders. He did not stand for re-election.

Director Compensation Arrangements

Our non-employee directors were compensated for their services to our board during 2018, and will continue to be compensated for their services to our board during 2019, as follows:

•	an annual retainer for board service of $45,000 ($70,000 for the Chairman of the Board);

•	for members of the audit committee, an additional annual retainer of $12,000 ($22,250 for the committee chair);

•	for members of the corporate governance and nominating committee, an additional annual retainer of $5,500 ($12,000 for the committee chair);

•	for members of the organization and compensation committee, an additional annual retainer of $7,500 ($15,000 for the committee chair); and

•

an annual stock option grant, granted in connection with each annual meeting of stockholders, to purchase 7,000 shares of our common stock (8,000 shares of our common stock for the Chairman of the Board), provided that if a non-employee director is elected to our board in between annual meetings of stockholders, such director will receive a stock option grant in connection with such election for a pro-rated portion of the annual amount.

In addition, we have reimbursed, and will continue to reimburse, our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board and committees of our board.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Merrimack Pharmaceuticals, Inc. has reviewed Merrimack’s audited financial statements for the fiscal year ended December 31, 2018 and discussed them with Merrimack’s management and PricewaterhouseCoopers LLP, Merrimack’s independent registered public accounting firm for the fiscal year ended December 31, 2018.

The audit committee has received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Merrimack’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Merrimack’s board of directors that the audited financial statements referred to above be included in Merrimack’s Annual Report on Form 10-K for the year ended December 31, 2018.

By the audit committee of the board of directors of Merrimack Pharmaceuticals, Inc.

Ulrik B. Nielsen, Ph.D.

James H. Quigley

Russell T. Ray

Audit Fees and Services

The following table summarizes the fees that PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2018, billed to us for each of the last two fiscal years.

Fee Category	2017 ($)	2018 ($)
Audit Fees (1)	1,067,000	603,250
Audit-Related Fees (2)	229,000	7,000
Tax Fees	—	—
All Other Fees (3)	900	2,700

Total Fees	1,296,900	612,950

(1)

Audit Fees are fees for the audit of our 2017 and 2018 consolidated financial statements including audits of the effectiveness of our internal control over financial reporting, reviews of our interim condensed consolidated financial statements and reviews of consolidated financial statements incorporated by reference into our outstanding registration statements.

(2)

Audit-Related Fees are fees that principally relate to assurance services that are also provided by our independent registered public accounting firm. In 2017, these fees primarily include work related to the Current Report on Form 8-K that we filed with the SEC on December 15, 2017. In 2018, these fees relate to services performed in connection with the adoption of the new accounting standard on leases.

(3)	All Other Fees for 2017 and 2018 consist of subscriptions to online accounting research tools.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

Change in our Independent Registered Public Accounting Firm

On July 15, 2019, our audit committee dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm, effective following the filing, on July 17, 2019, of our Quarterly Report on Form 10-Q for the three months ended June 30, 2019.

PwC’s reports on our financial statements as of and for the fiscal years ended December 31, 2017 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that PwC’s report on our financial statements as of and for the fiscal years ended December 31, 2017 and 2018 included an emphasis of matter paragraph indicating that we will require additional financing to fund future operations.

During our fiscal years ended December 31, 2017 and 2018 and the subsequent interim period through July 15, 2019, there were:

(i)

no “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements; and

(ii)	no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided PwC with a copy of this disclosure and requested PwC to furnish to us a letter addressed to the SEC stating that it agrees with the statements made above. A copy of PwC’s letter dated July 17, 2019 is attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on July 17, 2019.

In addition, on July 24, 2019, our audit committee engaged Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We have authorized PwC to respond fully to the inquiries of Marcum.

During our fiscal years ended December 31, 2017 and 2018 and the subsequent interim period through July 24, 2019, neither we nor anyone on our behalf has consulted with Marcum on any matter that:

(i)

involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Marcum concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii)

was either the subject of a “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, stockholders will vote to elect four directors for a one year term beginning at the Annual Meeting and ending at our 2020 Annual Meeting of Stockholders.

Our board of directors is currently comprised of six members. However, our board has approved a decrease in its size to four members effective as of the close of the polls at the Annual Meeting. Our board has nominated Mr. Crocker, Dr. Nielsen, Ms. Radeljevic and Mr. Ray for election as directors, each to hold office until the 2020 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Mr. Crocker, Dr. Nielsen and Mr. Ray are currently members of our board. Ms. Radeljevic, who has been nominated for election as a director for the first time, was initially recommended by our corporate governance and nominating committee, and our board determined to include Ms. Radeljevic among its nominees.

JFL has notified us that it intends to nominate four nominees for election to our board at the Annual Meeting in opposition to the four nominees recommended by our board of directors above.

Our board does not endorse any JFL nominee and urges you NOT to sign or return any proxy card that may be sent to you by the JFL Group. Voting to “WITHHOLD” with respect to any of JFL’s nominees on its proxy card is not the same as voting for the Company’s nominees because a vote to “WITHHOLD” with respect to any of JFL’s nominees on its proxy card will revoke any WHITE proxy you previously submitted. If you have already voted using the JFL Group’s proxy card, you have every right to change your vote by using the WHITE proxy card or by submitting a proxy over the Internet or by telephone or voting in person at the Annual Meeting. Only the latest dated, valid proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under the section above titled “Important Information About Voting”. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Morrow Sodali, LLC, toll free at (800) 662-5200.

Unless contrary instructions are provided on the WHITE proxy card, the persons named as proxies will, upon receipt of a properly executed proxy, vote for the election of Mr. Crocker, Dr. Nielsen, Ms. Radeljevic and Mr. Ray as directors for a term expiring at the 2020 Annual Meeting of Stockholders. Each of the nominees has consented to serving as nominees for election to the board, to being named in this proxy statement and to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD, GARY L. CROCKER, ULRIK B. NIELSEN, ANA RADELJEVIC AND RUSSELL T. RAY. OUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF THE JFL GROUP.

Proposal 2: Advisory Vote on Executive Compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Consistent with the preference expressed by our stockholders at our 2015 Annual Meeting of Stockholders, we have determined to hold an advisory vote on executive compensation annually.

Currently, we do not have any employees and instead use a limited number of consultants for the operation of our company. Historically, our executive compensation programs have been designed to attract, motivate and retain our executive officers, and we anticipate any future executive compensation programs would be similarly designed. Under these programs, our named executive officers were rewarded for the achievement of our short-term and longer-term financial and strategic objectives and for driving corporate financial performance and stability. The programs contained elements of cash and equity-based compensation and were designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement describes our executive compensation programs and the decisions made by the organization and compensation committee and our board with respect to the year ended December 31, 2018.

Our board is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to Merrimack’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required to approve the advisory “say-on-pay” vote on the compensation of our named executive officers. As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our board (or any committee thereof), create or imply any change to the fiduciary duties of us or our board (or any committee thereof), or create or imply any additional fiduciary duties for us or our board (or any committee thereof). However, our organization and compensation committee and our board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 3: Ratification of Independent Auditors

The audit committee of our board of directors has selected the firm of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2019. This is the first year that Marcum will serve as our independent registered public accounting firm. PricewaterhouseCoopers LLP previously served as our independent registered public accounting firm since the fiscal year ended December 31, 2001, but was dismissed by our audit committee on July 17, 2019. Although stockholder approval of the selection of Marcum is not required by law or Nasdaq Listing Rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

Representatives of Marcum are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Marcum as our independent registered public accounting firm for the current fiscal year.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 31, 2019 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our current directors and director nominees; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days after July 31, 2019 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person, but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, to our knowledge, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 13,353,786 shares of our common stock outstanding as of July 31, 2019. Except as otherwise set forth below, the address of the beneficial owner is c/o Merrimack Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, MA 02142. Beneficial ownership representing less than one percent of our outstanding common stock as of July 31, 2019 is denoted with an “*.”

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
JFL Partners Fund LP (1)	2,500,526	18.7
Newtyn Management, LLC (2)	1,191,386	8.9
Biotechnology Value Fund, L.P. (3)	721,935	5.4
Named Executive Officers and Directors
Richard Peters (4)	224,997	1.7
Jean M. Franchi (5)	63,750	*
Sergio L. Santillana (6)	0	*
Gary L. Crocker (7)	474,448	3.5
George D. Demetri (8)	11,890	*
John M. Dineen (9)	35,555	*
Ulrik B. Nielsen (10)	314,245	2.3
James H. Quigley (11)	47,409	*
Ana Radeljevic	0	*
Russell T. Ray (12)	27,685	*
All executive officers and directors as a group (6 persons) (13)	911,232	6.6

(1)

Based on information provided in a Schedule 13D/A filed on July 24, 2019 (as an amendment to the previously filed Schedule 13D/As filed on April 17, 2019, March 14, 2019 and December 19, 2018 and Schedule 13D filed on November 2, 2018) on behalf of JFL Partners Fund LP, a Delaware limited partnership

(“JFL Partners”), with respect to the common stock directly and beneficially owned by it; JFL Capital Management LP, a Texas limited partnership (“JFL GP”), as the general partner of JFL Partners; JFL Capital Holdings LLC, a Delaware limited liability company (“JFL Holdings”), as the general partner of JFL GP; JFL Capital Management LLC, a Delaware limited liability company (“JFL Capital Management”), as the investment manager of JFL Partners and a certain managed account (the “JFL Account”); Joseph F. Lawler, M.D., Ph.D., as the Managing Member of each of JFL Holdings and JFL Capital Management; 22NW Fund, LP, a Delaware limited partnership (“22NW Fund”), with respect to the common stock directly and beneficially owned by it; 22NW, LP, a Delaware limited partnership (“22NW”), as the investment manager of 22NW Fund; 22NW Fund GP, LLC, a Delaware limited liability company (“22NW GP”), as the general partner of 22NW Fund; 22NW GP, Inc., a Delaware S corporation (“22NW Inc.”), as the general partner of 22NW; Aron R. English, as the Portfolio Manager of 22NW, Manager of 22NW GP and President and sole shareholder of 22NW Inc.; Jason M. Aryeh; and Kenneth Lin, M.D. JFL Partners reports that on March 13, 2019, the foregoing reporting persons (other than 22NW Inc.) entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, the parties agreed to (a) the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to our securities and (b) solicit proxies for the election of certain director nominees at the 2019 Annual Meeting of Stockholders. JFL Partners reports that on July 24, 2019, 22NW Inc. entered into a Joinder Agreement to the aforementioned Joint Filing and Solicitation Agreement. The address of the principal office of each of JFL Partners, JFL GP, JFL Holdings, JFL Capital Management and Dr. Lawler is 2110 Ranch Road 620 S, #341732, Lakeway, Texas 78734. The address of the principal office of each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English is 1455 NW Leary Way, Suite 400, Seattle, Washington 98107. The address of the principal office of Mr. Aryeh is 34 Sumner Road, Greenwich, Connecticut 06831. The address of the principal office of Dr. Lin is 280 Utah Avenue, Suite 250, South San Francisco, California 94080. As of the close of business on July 24, 2019, JFL Partners directly beneficially owned 510,152 shares of common stock. JFL GP, as the general partner of JFL Partners, may be deemed to beneficially own the 510,152 shares of common stock owned by JFL Partners. JFL Holdings, as the general partner of JFL GP, may be deemed to beneficially own the 510,152 shares of common stock owned by JFL Partners. As of the close of business on July 24, 2019, 739,676 shares of common stock were held in the JFL Account. JFL Capital Management, as the investment manager of JFL Partners and the JFL Account, may be deemed to beneficially own the 1,249,828 shares of common stock owned in the aggregate by JFL Partners and held in the JFL Account. Dr. Lawler, as the Managing Member of JFL Capital Management and JFL Holdings, may be deemed to beneficially own the 1,249,828 shares of common stock owned in the aggregate by JFL Partners and held in the JFL Account. As of the close of business on July 24, 2019, 22NW Fund directly beneficially owned 1,241,896 shares of common stock. 22NW, as the investment manager of 22NW Fund, may be deemed to beneficially own the 1,241,896 shares of common stock owned by 22NW Fund. 22NW GP, as the general partner of 22NW Fund, may be deemed to beneficially own the 1,241,896 shares of common stock owned by 22NW Fund. 22NW Inc., as the general partner of 22NW, may be deemed to beneficially own the 1,241,896 shares of common stock owned by 22NW Fund. Mr. English, as the Portfolio Manager of 22NW, Manager of 22NW GP and President and sole shareholder of 22NW Inc., may be deemed to beneficially own the 1,241,896 shares of common stock owned by 22NW Fund. As of the close of business on July 24, 2019, Dr. Lin directly beneficially owned 5,000 shares of common stock. As of the close of business on July 24, 2019, Mr. Aryeh directly beneficially owned 3,802 shares of common stock. Each of the foregoing reporting persons may be deemed to be a member of a “group” with the other reporting persons for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 2,500,526 shares of common stock owned in the aggregate by all of the reporting persons. Each such reporting person disclaims beneficial ownership of the common stock that he or it does not directly own. By virtue of their respective positions with JFL Partners, each of JFL GP, JFL Holdings, JFL Capital Management and Dr. Lawler may be deemed to have sole power to vote and dispose of the shares of common stock reported owned by JFL Partners. By virtue of their respective positions with the JFL Account, each of JFL Capital Management and Dr. Lawler may be deemed to have sole power to vote and dispose of the shares of common stock held in the JFL Account. By virtue of their respective positions with 22NW Fund, each of 22NW, 22NW GP, 22NW Inc. and Mr. English may be deemed to have sole power to vote and dispose of the shares of common stock reported owned by 22NW Fund. Dr. Lin has the sole power to vote and dispose of the shares of common stock directly beneficially owned by him. Mr. Aryeh has the sole power to vote and dispose of the shares of common stock directly beneficially owned by him.

(2)

Based on information provided in a Schedule 13G/A filed on May 13, 2019 (as an amendment to the previously filed Schedule 13G filed by Newtyn Management, LLC on February 14, 2019) by Newtyn Management, LLC on behalf of Newtyn Partners, LP (“NP”) and Newtyn TE Partners, LP (“NTE”). Newtyn Management, LLC (“Newtyn Management”) is the investment manager to NP and NTE. As of May 3, 2019, Newtyn Management reports that NP held 671,894 shares of Common Stock and NTE held 519,492 shares of Common Stock. The address of each of Newtyn Management and NP is 405 Park Avenue, Suite 1104, New York, New York 10022. Newtyn Management, as the investment manager to NP and NTE, possesses the sole power to direct the vote and the sole power to direct the disposition of the 1,191,386 shares of Common Stock held in the aggregate by NP and NTE.

(3)

Based on information provided in a Schedule 13G/A filed by Biotechnology Value Fund, L.P. on February 14, 2019 with respect to the following reporting persons: Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), BVF Partners OS Ltd. (“Partners OS”), BVF Partners L.P. (“Partners”), BVF Inc. and Mark N. Lampert (“Mr. Lampert”). The address of each of BVF, BVF2, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address of each of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. BVF reports that as of the close of business on December 31, 2018 (i) BVF beneficially owned 355,013 shares of Common Stock, (ii) BVF2 beneficially owned 277,992 shares of Common Stock, and (iii) Trading Fund OS beneficially owned 51,349 shares of Common Stock. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the 51,349 shares of Common Stock beneficially owned by Trading Fund OS. Partners, as the general partner of BVF, BVF2, the investment manager of Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 721,935 shares of Common Stock beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain Partners managed account (the “Partners Managed Account”), including 37,581 shares of Common Stock held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 721,935 shares of Common Stock beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 721,935 shares of Common Stock beneficially owned by BVF Inc. Partners OS disclaims beneficial ownership of the shares of Common Stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of Common Stock beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Managed Account. BVF reports that it holds sole voting power with respect to 355,013 shares and sole dispositive power with respect to 355,013 shares. BVF2 reports that it holds sole voting power with respect to 277,992 shares and sole dispositive power with respect to 277,992 shares. Trading Fund OS reports that it holds sole voting power with respect to 51,349 shares and sole dispositive power with respect to 51,349 shares. Partners OS reports that it holds sole voting power with respect to 51,349 shares and sole dispositive power with respect to 51,349 shares. Partners reports that it holds sole voting power with respect to 721,935 shares and sole dispositive power with respect to 721,935 shares. BVF Inc. reports that it holds sole voting power with respect to 721,935 shares and sole dispositive power with respect to 721,935 shares. Mr. Lampert reports that he holds sole voting power with respect to 721,935 shares and sole dispositive power with respect to 721,935 shares.

(4)

Consists of 224,997 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date. Dr. Peters did not hold any shares of common stock as of June 28, 2019, his last day of employment with us.

(5)

Consists of 63,750 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date. Ms. Franchi did not hold any shares of common stock as of June 28, 2019, her last day of employment with us.

(6)	Dr. Santillana did not hold any shares of common stock as of April 12, 2019, his last day of employment with us.

(7)

Consists of (i) 22,986 shares of common stock, (ii) 164,296 shares of common stock held by or jointly with Ann Crocker, Mr. Crocker’s wife, (iii) 213,501 shares of common stock held by certain members of Mr. Crocker’s family, certain trusts established for members of Mr. Crocker’s family and certain entities controlled by Mr. Crocker or members of his family and (iv) 73,665 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date. Mr. and Mrs. Crocker, certain members of Mr. Crocker’s family, certain trusts established for members of Mr. Crocker’s family and certain entities controlled by Mr. Crocker or members of his family are parties to a Shareholder Voting Agreement, dated December 20, 2010 (the “Crocker voting agreement”), pursuant to which the parties to the agreement have agreed to vote his, her or its shares as directed by Crocker Ventures, LLC. Mr. Crocker is the President, Manager and Chairman of Crocker Ventures, LLC and in connection therewith shares voting control over all of the shares subject to the Crocker voting agreement.

(8)	Consists of 11,890 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date.
(9)

Consists of (i) 10,000 shares of common stock and (ii) 25,555 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date.

(10)

Consists of (i) 22,681 shares of common stock and (ii) 291,564 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date.

(11)

Consists of (i) 5,650 shares of common stock and (ii) 41,759 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date.

(12)

Consists of (i) 1,000 shares of common stock and (ii) 26,685 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date.

(13)	Includes 471,118 shares of common stock underlying options that are exercisable as of July 31, 2019 or will become exercisable within 60 days after such date.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors and our sole executive officer may, without additional remuneration, solicit proxies in person or by telephone, facsimile, electronic mail, Internet and text messaging. Such persons are listed on Appendix A to this proxy statement.

Due to the possibility of a proxy contest, we have engaged Morrow Sodali, LLC to solicit proxies from stockholders in connection with the 2019 Annual Meeting. Morrow Sodali, LLC expects that approximately [    ] of its employees will assist in the solicitation of proxies. We will pay Morrow Sodali, LLC a fee not to exceed $[            ], plus costs and expenses.

We estimate that our additional out-of-pocket expenses beyond those normally associated with soliciting proxies for the 2019 Annual Meeting as a result of the potential proxy contest will be $[            ] in the aggregate, of which approximately $[            ] has been spent to date. Such additional solicitation costs are expected to include the fees incurred to retain Morrow Sodali, LLC as the Company’s proxy solicitor, as discussed above, fees of outside counsel, and fees of public relation advisors to advise the Company in connection with a possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners, as described above, and the costs of retaining an independent inspector of election.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Merrimack Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, MA 02142, Attention: Corporate Secretary, or by calling (617) 441-1000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address or phone number.

Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal executive offices, One Broadway, 14th Floor, Cambridge, MA 02142, no later than [            ] in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal at our 2020 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our bylaws, such stockholder must give written notice to our Corporate Secretary at our principal executive offices at the address noted above. Our Corporate Secretary must receive such notice no earlier than May 14, 2020 and no later than June 13, 2020, provided that if the date of the 2020 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by our Corporate Secretary no earlier than the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2020 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2020 Annual Meeting of Stockholders was made, whichever occurs first.

IMPORTANT!

PLEASE SIGN AND SUBMIT THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING

INSTRUCTION FORM SENT TO YOU BY THE JFL GROUP.

Remember, you can submit a proxy for your shares over the Internet or by telephone. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

509 Madison Avenue

Suite 1608

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: MACK@morrowsodali.com

Appendix A

Supplemental Information Concerning Participants in the Company’s Solicitation of Proxies

The following tables (“Directors and Nominees” and “Officers”) list the name and business address of the directors and nominees of Merrimack Pharmaceuticals, Inc. (the “Company”) and the name, present principal occupation and business address of the Company’s officers who, under SEC rules, are considered to be participants in the Company’s solicitation of proxies from its stockholders in connection with the Company’s 2019 Annual Meeting of Stockholders (collectively, the “Participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees are included in the following table and additional information regarding the Company’s nominees is included in the biographies under the section above titled “Corporate Governance—Board of Directors—Biographies of the Director Nominees.” The names of each director and nominee are listed below, and the business addresses for all the directors and nominees is c/o Merrimack Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, MA 02142.

Name	Principal Occupation
Gary L. Crocker	President and Managing Director of Crocker Ventures, LLC
George D. Demetri, M.D.	Professor of Medicine at Harvard Medical School and Physician Scientist Faculty Member at the Dana Farber Cancer Institute
John M. Dineen	Operating Advisor to Clayton, Dublier & Rice, LLC
Ulrik B. Nielsen, Ph.D.	President and Chief Executive Officer of Tidal Therapeutics, Inc.
James H. Quigley	Retired
Ana Radeljevic	Head of Business Operations and Corporate Development at Torque Therapeutics Inc.
Russell T. Ray	Senior Advisor to HLM Venture Partners

Officers

The Company’s sole executive officer is Gary L. Crocker, who is considered a Participant, and his principal occupation is included in his biography under the section titled “Corporate Governance—Board of Directors—Biographies of the Director Nominees.” Tim Surgenor is an advisor to the Company and the Company’s secretary, and is considered a Participant. Mr. Surgenor’s principal occupation is Partner at Red Sky Partners, LLC. The business address for Mr. Crocker and Mr. Surgenor is Merrimack Pharmaceuticals, Inc., One Broadway, 14th Floor, Cambridge, MA 02142.

Information Regarding Ownership of Company Securities By Participants

The number of shares of the Company’s common stock beneficially held as of July 31, 2019 by its directors and nominees and its sole executive officer who is a Participant appears in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement. Except as described in the proxy statement or this Appendix A, none of the persons listed above in “Directors and Nominees” and “Officers” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

Transactions in the Company’s Securities by Participants — Last Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant between July 31, 2017 and July 31, 2019, other than Ms. Radeljevic who did not have any such transactions. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, and no part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Transaction Description
Gary L. Crocker	9/13/2017	8,625	Grant of stock option to acquire common stock
	6/13/2018	8,000	Grant of stock option to acquire common stock
George D. Demetri	12/14/2017	4,890	Grant of stock option to acquire common stock
	6/13/2018	7,000	Grant of stock option to acquire common stock
John M. Dineen	9/13/2017	7,500	Grant of stock option to acquire common stock
	6/13/2018	7,000	Grant of stock option to acquire common stock
Ulrik B. Nielsen	9/11/2017	14,756	Exercise of stock option to acquire common stock
	9/11/2017	(14,756)	Sale of common stock
	9/13/2017	6,800	Exercise of stock option to acquire common stock
	9/13/2017	(6,800)	Sale of common stock
	9/13/2017	7,500	Grant of stock option to acquire common stock
	9/14/2017	100	Exercise of stock option to acquire common stock
	9/14/2017	(100)	Sale of common stock
	9/15/2017	7,133	Exercise of stock option to acquire common stock
	9/15/2017	663	Exercise of stock option to acquire common stock
	9/15/2017	(7,796)	Sale of common stock
	6/13/2018	7,000	Grant of stock option to acquire common stock
James H. Quigley	9/13/2017	7,500	Grant of stock option to acquire common stock
	6/13/2018	7,000	Grant of stock option to acquire common stock
Russell T. Ray	9/13/2017	7,500	Grant of stock option to acquire common stock
	6/13/2018	7,000	Grant of stock option to acquire common stock
Tim Surgenor	07/01/2019	103,230	Grant of stock option to acquire common stock

Miscellaneous Information Regarding Participants

Except as described in the proxy statement or this Appendix A, to the Company’s knowledge: none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) has purchased or sold any of such securities within the past two years, or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in the proxy statement or this Appendix A, no associates of a “participant” beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in the proxy statement or this Appendix A, neither we nor any of the “participants” have a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in the proxy statement or this Appendix A, none of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the fiscal year preceding the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded the lesser of (a) $120,000 or (b) one percent of the average of the Company’s total assets at year end for the Company’s last two completed fiscal years.

IMPORTANT!

PLEASE SIGN AND SUBMIT THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING

INSTRUCTION FORM SENT TO YOU BY THE JFL GROUP.

Remember, you can submit a proxy for your shares over the Internet or by telephone. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

509 Madison Avenue

Suite 1608

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

E-mail: MACK@morrowsodali.com

PRELIMINARY COPY SUBJECT TO COMPLETION

MERRIMACK PHARMACEUTICALS, INC.

Annual Meeting of Stockholders

September 11, 2019 9:00 a.m., Eastern time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gary L. Crocker and Ulrik B. Nielsen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MERRIMACK PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern time, on September 11, 2019, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109 or any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. If you vote your proxy by Internet or Telephone, you do NOT need to mail back your proxy card. This proxy revokes all previous proxies.

Continued and to be signed on reverse side	SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The Board of Directors recommends you vote FOR each director nominee:

1.	Election of Directors

Nominees

01. Gary L. Crocker 02. Ulrik B. Nielsen, 03. Ana Radeljevic 04. Russell T. Ray

☐    FOR ALL            ☐    WITHHOLD ALL        ☐    FOR ALL EXCEPT

NOTE:	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

	Please mark vote as indicated in this example		☒
The Board of Directors recommends you vote FOR the following proposals:

2. To approve, on an advisory basis, our executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Date

Signature

Signature (Joint Owners)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/[    ]. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call  ê  ê  Toll Free  ê  ê

1-800-[    ]

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:

If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

Internet and Telephone voting is available through 11:59 P.M.	CONTROL NUMBER
Eastern Time on [ ], 2019.	for Telephone/Internet Proxy Authorization